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                                                                   EXHIBIT 10.15
                          Exclusive License Agreement
                                    Page 1

                               LICENSE AGREEMENT

     This License Agreement ("License Agreement") is effective February 1, 2000 (the "Effective Date") and is between University of Kansas Medical Center Research Institute, Inc., a non-profit 501(3)(c) corporation of the State of Kansas, located at 3901 Rainbow Blvd., Kansas City, Kansas 66160-7702 (the "Research Institute"), which is an agent of the University of Kansas Medical Center ("KUMC"), and Conway Stuart Medical, Inc., a for-profit Delaware corporation, having a place of business at 735 Palomar Avenue, Sunnyvale, California 94086 (the "Company").

                                  Background

     KUMC owns United States Patent No. 5,057,105, United States Reissue Patent No. 35,330, and their foreign counterparts, as are identified in License Exhibit A (the "Patent Rights"). The Research Institute has the right to grant licenses under the Patent Rights on behalf of KUMC.

     The Company designs and develops products and techniques useful or prospectively useful for applying radio frequency energy to tissue in the gastro-intestinal tract, e.g., for the treatment of gastrointestinal reflux disease (GERD) and fecal incontinence.

     The Company seeks an exclusive field of use license under the Patent
Rights.

     Accordingly, the parties agree as follows:

                        Article 1.  Definition of Terms

1.1. "Affiliate" shall mean, with respect to a given business entity, any
      ---------
corporation or other entity which controls, is controlled by, or is under common control with such entity. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50 %) or more of the members of the governing body of the corporation or other entity.

1.2. The "Licensor" shall mean the Research Institute.
          --------

1.3. The "Gastro-Intestinal Tract" shall mean the body passage beginning at the
          -----------------------
esophagus and including, but not limited to, the stomach, the small and large intestines, and the rectum, through which food taken into the body is digested.

1.4. The "Company's Field of Use" shall mean the Gastro-Intestinal Tract.
          ----------------------
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                          Exclusive License Agreement
                                    Page 2

1.5. "Valid Patent Claim" shall mean a claim of an issued and unexpired patent
      ------------------
included within the Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

1.6. "Related Materials" shall mean all technical information, know-how,
      -----------------
processes, procedures, compositions, devices, methods, techniques, data or other subject matter that is useful or prospectively useful for the practice of the Patent Rights, and that are confidential and not publically known or available under the provisions of Article 8 of this License Agreement.

1.7. "Third Party" shall mean any individual or entity that is not the Licensor,
      -----------
KUMC, the Company, or an Affiliate or sublicensee of the Company.

1.8. "Other Licensees" shall mean any Third Party licensed by the Licensor under
      ---------------
the Patent Rights in a field of use outside the Company's Field of Use.

1.9. "Licensed Product' shall mean a hardware instrument or device (i) that is
      ----------------
designed or labeled for repeated use with multiple patients, (ii) that, during use, generates and delivers in a controlled fashion energy to tissue in the Gastro-Intestinal Tract, and (ii) the use, manufacture, or sale of which infringes a Valid Patent Claim in the country where use, manufacture, or sale occurs. The Licensed Product shall specifically not encompass any disposable component that is designed or labeled for single use or for use with a single patient, and intended to be disposed of after such use, and associated cabling or connectors to couple any disposable component to the hardware instrument for use.

1.10.  "Net Sales" shall mean the sum total of all amounts invoiced for sales
        ---------
of Licensed Products sold by the Company, its Affiliates, sublicensees, agents or distributors, less: (i) normal trade and case discounts actually allowed (excluding promotional, advertising and other non-normal or special discounts);
(ii) credits or refunds actually allowed for spoiled, damaged, outdated, or returned goods; (iii) sales and other excise taxes imposed and paid directly with respect to the sale; (iv) any shipping costs separately invoiced to the Company's Customers.

1.11.  "GPR" shall mean the federal laws and regulations regarding inventions or
        ---
discoveries conceived or first actually reduced to practice in the performance of work under a funding agreement between the U.S. federal government or agency thereof and a small business firm or nonprofit organization,
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                          Exclusive License Agreement
                                    Page 3

specifically 35 U.S.C. ' 201-212, 37 C.F.R. Part 401, ' 401.1-401.16 as modified by Executive Order No. 12618 of December 22, 1987 (published in the Federal Register of December 24, 1987) and amendments and modifications thereto or hereafter adopted or approved.

                          Article 2. Grant of Rights

2.1  Grant. Subject only to the provisions of Section 2.3, the Licensor hereby
     ------
grants to the Company and its Affiliates an exclusive, worldwide right under the Patent Rights and Related Materials in the Company's Field of Use to (i) design, develop, make, have made, use, sell, offer for sale, import, export or otherwise distribute products in the Company's Field of Use, and (ii) practice or authorize the practice of any method, process, or procedure in the Company's Field of Use.

2.2  Right to Sublicense. The Company shall have the right to grant or authorize
     --------------------
sublicenses within the scope of the license granted in Section 2.1, provided that any such sublicense and sublicensee shall be subject in all respects to the restrictions, exceptions and termination provisions contained in this Agreement, unless otherwise mutually agreed to in writing by the parties. The Company shall be responsible to the Licensor for all obligations of its sublicensees in the same fashion and to the full extent that the Company is obligated to the Licensor hereunder. If the Licensor is required to bring suit against a sublicensee of the Company for breach of this Agreement, the Company will pay all reasonable costs incurred by the Licensor in connection therewith, including, but not limited to, reasonable attorneys fees and disbursements.

2.3  Retained Rights.  The Licensor retains rights in all fields of use outside
     ----------------
the Company's Field of Use (the "Retained Rights"). No right or license is granted by the Licensor under this Agreement to the Company, either expressly or by implication, except those specifically set forth herein. The license granted to the Company under Section 2.1 is also subject to certain rights and license granted to the United States and foreign governments pursuant to provisions of the GPR, which have been explained to the Company.

               Article 3. Consideration for the Grant of Rights

3.1. Consideration.  Consideration for the rights and licenses granted by the
     --------------
Licensor to the Company herein, are (i) payment by the Company on the Effective Date of a cash lump sum licensing fee of fifteen thousand dollars ($15,000) to the Licensor; (ii) payment by the Company to the Licensor of certain royalties based upon the sale of Licensed Products, pursuant to Article 4 that follows;
(iii) payment by
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                          Exclusive License Agreement
                                    Page 4

the Company to the Licensor certain reasonable expenses, including attorney's fees, incurred after the Effective Date for prosecuting, and maintaining the Patent Rights, pursuant to Article 6 that follows; and (iv) the issuance on the Effective Date by the Company to the Licensor of 100,000 shares of common stock of the Company, pursuant to and subject to the terms and conditions set forth in License Exhibit B.

                             Article 4. Royalties

4.1  Product Royalty.   The Company shall pay to the Licensor a running royalty
     ---------------
of two percent (2.0%) on the Net Sales of Licensed Products sold by the Company or its Affiliates to Third Parties (the "Product Royalty"). Sales shall be considered to be made, for purposes of this Section, when payment for a Licensed Product is received by the Company. Only one Product Royalty shall be paid for each Licensed Product sold, despite the number of Patent Rights or Valid Patent Claims that may be applicable to the Licensed Product.

4.2. Sublicensee Royalty.  The Company shall pay to the Licensor twenty percent
     -------------------
(20%) of all compensation received by the Company due to sublicense of the Patent Rights to a Third Party, including, but not limited to, royalties, fees, equity in such Third Party sublicensees, etc (the "Sublicensee Royalty").

4.3. When Payments are Due.  Payment of the Product Royalties and the
     ---------------------
Sublicensee Royalties under the preceding Sections 4.1 and 4.2 shall be made to the Licensor in U.S. Dollars within sixty (60) days following the end of each calendar quarter. Remittance of the Product Royalties and the Sublicensee Royalties in currency issued outside the U.S. shall be made to the Licensor in U.S. Dollars at the official rate of exchange of the currency of the country from which the royalties are payable (as quoted by Citibank NA for the last business day of the calendar quarter in which the royalties are payable). Each such payment shall include the Product Royalties and the Sublicensee Royalties that have accrued during the calendar quarter immediately preceding and shall be accompanied by a report as described in Section 5.2 that follows. If no royalties are due, the report shall so state.

4.4  Annual Minimum Royalty.  The Company shall pay to Licensor an annual
     ----------------------
minimum royalty of ten thousand dollars ($10,000) for each one year term, or prorated portion thereof, this License Agreement is in effect (the "Annual Minimum Royalty"). The Annual Minimum Royalty shall be payable to the Licensor within sixty (60) days after December 31 of each year. The Product Royalties
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                          Exclusive License Agreement
                                    Page 5

or Sublicensee Royalties for a given year under the provisions of Section 4.1 and 4.2 above shall be fully creditable against the Annual Minimum Royalty due for that year.

                     Article 5. Administration of Payments

5.1  Where to Send Payment.  Payments made to the Licensor under this License
     ---------------------
Agreement shall be made payable to "University of Kansas Medical Center Research Institute, Inc., Tax ID: 48-1108830" referencing the License Agreement and forwarded to K. M. A. Welch, M.D., President, University of Kansas Medical Center Research Institute, 3901 Rainbow Blvd., Kansas City, Kansas, 66160-7702.

5.2  Sales Report. The Company shall prepare and sign a report each quarter
     ------------
which sets forth separately, the Net Sales of all Licensed Products sold by Company, its sublicensees and Affiliates, during the quarter. This report is to be generated whether there were sales during the quarter, or not. The Licensor shall maintain all such financial and business information of the Company, its Affiliates, and sublicensees in confidence and not disclose such information to any Third Party.

5.3  Inspection of Sales Records.  The Company, its Affiliates, and sublicensees
     ---------------------------
shall keep and maintain records of sales of Licensed Products. Upon sixty (60) days advance written notice to the Company, such records shall be open to inspection at any reasonable time during normal business hours not more often than once each year within three (3) years after the royalty period to which such records relate, by a representative of the Licensor (the "Licensor's Representative"), who shall be approved in advance by the party whose records are being inspected, which approval shall not be unreasonably withheld. The Licensor's Representative shall have the right to examine and make abstracts of the records kept pursuant to this License Agreement and report findings of said examination of records to Licensor, insofar as it is necessary to evidence any mistake or impropriety on the part of the Company or its respective Affiliate or sublicensee. The Licensor's Representative and the Licensor shall be obligated to keep all such financial and business information of the Company confidential and not disclose such information to any Third Party.

                Article 6. Patent Prosecution and Maintenance

6.1. Domestic and Foreign Patent Prosecution (The Licensor).  The Licensor shall
     ------------------------------------------------------
retain patent counsel acceptable to the Company to control the prosecution and maintenance of the Patent Rights. The Company shall share in equal proportion with the Other Licensees the reasonable costs of prosecution and maintenance of the Patent Rights. The Licensor shall (i) keep the Company reasonably informed as
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                          Exclusive License Agreement
                                    Page 6

to the prosecution and maintenance of such patents and patent applications, (ii) furnish to the Company copies of documents relevant to any such filing, prosecution and maintenance, (iii) allow the Company reasonable opportunity to comment on documents filed with any patent office which could affect the nature or scope of Patent Rights, and (iv) obtain the Company's consent prior to prosecuting any patent application in favor of claims inside the Company's Field of Use to the detriment of claims outside the Company's Field of Use. For purposes of this Article 6, "prosecution and maintenance" of patents and patent applications shall be deemed to include, without limitation, the conduct of interferences or oppositions, and/or requests for re-examinations, reissues or extensions of patent terms.

6.2. Domestic and Foreign Patent Prosecution (The Company). If no Other Licensee
     -----------------------------------------------------
exists to proportionally share in the costs as set forth in Section 6.1 above, the Company shall have the right, at its option and at its expense, to retain patent counsel to control the prosecution and maintenance of the Patent Rights pertaining to the Company's Field of Use.

                            Article 7. Infringement

7.1  Notification of Infringement or Challenge.  If any party believes that a
     ------------------------------------------
Third Party is making, using or selling a product that may infringe any Patent Right in any field of use, or if any party learns of the institution by a Third Party of any proceeding challenging the validity or enforceability of any Patent Right in any field of use, that party shall notify the other party in writing.

7.2. Enforcement of  Patent Rights in the Company's Field of Use.  The Company
     ------------------------------------------------------------
(or its Sublicensee, where the Company has transferred such right) shall have the first right (itself or through others), under its own control and at its sole expense, to bring suit to enforce the Patent Rights against infringement by a Third Party within the Company's Field of Use, and/or to defend any declaratory judgment action with respect thereto. The Licensor, at the Company's request, agree to join as a party plaintiff in any such action initiated by the Company. The Licensor shall permit any action under this Article 6 to be brought in its name, if required by law. In the event the Company (or its Sublicensee) elects not to initiate an action to enforce the Patent Rights against a commercially significant infringement by a Third Party within the Company's Field of Use, or to answer a declaratory judgment action within ninety days after notice thereof, the Licensor shall have the right to initiate such action under its own control and at its sole expense. The Company (or its Sublicensee) shall have the right to participate in any action with
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                          Exclusive License Agreement
                                    Page 7

counsel of its own choice and at its own expense in any suit brought to enforce the Patent Rights against infringement by a Third Party outside the Company's Field of Use.

7.3. Defense of Third Party Claims in the Company's Field of Use.  If any party
     ------------------------------------------------------------
is threatened or is named in an action alleging infringement of patent or other intellectual property right owned by a Third Party, which arises out of an activity under the Patent Rights in any field of use (the "Third Party Claim"), that party shall notify the other party in writing. The Company (or its Sublicensee) shall have the first right (itself or through others), under its own control and at its sole expense, to defend and settle any Third Party Claim in the Company's Field of Use. The Company shall keep the Licensors reasonably informed as to the defense and/or settlement of such action. The Licensor shall have the right to participate in any such action with counsel of its own choice at its own expense. The Company (or its Sublicensee) shall have the right to participate in any action with counsel of its own choice and at its own expense in any suit involving a Third Party Claim outside the Company's Field of Use.

7.4. Voluntary Disposition of Suit.  No party may enter into any settlement,
     ------------------------------
consent judgment, or other voluntary final disposition of a suit or action involving the Patent Rights in any field of use without the prior approval of the other party, which approval shall not be unreasonably withheld. The Licensor shall not approve any settlement, consent judgment, or other voluntary final disposition of a suit or action involving the Patent Rights in fields of use outside the Company's Field of Use without the prior approval of the Company, which approval shall not be unreasonably withheld.

7.5. Cooperation.  Each party agrees to cooperate fully in any action under this
     -------------
Article 7 which is controlled by another party, provided that the controlling party reimburses the cooperating party promptly for any reasonable costs and expenses incurred by the cooperating party in connection with providing such assistance. Any recovery obtained in an action under this Article 7 shall be used to reimburse the cooperating party, with any remaining amounts to be retained by the controlling party.

7.6. No Implied Obligations.  Except as expressly provided in this Article 7, no
     ----------------------
party has any obligation to bring or prosecute actions or suits against any Third Party for patent infringement.

                          Article 8.  Confidentiality

8.1.   Designation.  It is understood that it may be necessary for the Licensor,
       ------------
or the Company, or both, to exchange confidential information from time to time in furtherance of the Company's rights in the Company's Field of Use. To the extent that one party (the "Disclosing Party") desires to disclose to
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                          Exclusive License Agreement
                                    Page 8

another party (the "Receiving Party") information or data which reasonably relates to the activity of the Company pursuant to this License Agreement, and which is considered to be confidential ("Confidential Information"), the Disclosing Party shall place the Confidential Information in a written form, marked with an appropriate legend indicating its confidential status. If Confidential Information is first disclosed orally or visually to the Receiving Party, the Disclosing Party shall, within one month of the disclosure, prepare a written summary of the Confidential Information disclosed, referencing the date of disclosure and identifying the Receiving Party or Parties.

8.2. Obligations.  Except as otherwise provided in this Article 8, the Receiving
     ------------
Party shall, for a period of five (5) years after disclosure of an item of Confidential Information from the Disclosing Party, hold the Confidential Information in confidence and shall not disclose the Confidential Information to a Third Party, nor use the Confidential Information except in furtherance of the Company's rights in the Company's Field of Use.

8.3. Exemptions.  To the extent it is reasonably necessary or appropriate to
     -----------
exercise its rights under this License Agreement, the Company may disclose Confidential Information of the Licensor it is otherwise obligated under this
Article 8 not to disclose, to its Affiliates, sublicensees, consultants, outside contractors, clinical investigators, directors, officers, employees, and legal counsel on a need-to-know basis, on condition that such entities or persons agree to keep the Confidential Information confidential for the same time periods and to the same extent as the Company is required to keep the Confidential Information confidential. Furthermore, the Company or its sublicensees may disclose Confidential Information of the Licensor to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain authorizations to conduct clinical trials of, and to commercially market, products in the Company's Field of Use. KUMC and the Licensor, at their option, may freely publish any or all of research results and technical information developed at KUMC with no participation by the Company.

8.4. Exceptions. The obligation not to disclose or use Confidential Information
     ------------
shall not apply to any part of such Confidential Information that: (i) is or becomes part of the public domain other than by unauthorized acts of the party obligated not to disclose such Information or its Affiliates or sublicensees:
(ii) can be shown by written documents to have been disclosed to the Receiving Party or its Affiliates or sublicensees by a Third Party, provided such Confidential Information was not obtained by such Third
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                          Exclusive License Agreement
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Party directly or indirectly from the other party under this License Agreement pursuant to a confidentiality agreement; (iii) prior to disclosure under this License Agreement, was already in the possession of the Receiving Party or its Affiliates or sublicensees, provided such Information was not obtained directly or indirectly from the other party under this License Agreement pursuant to a confidentiality agreement; (iv) can be shown by written documents to have been independently developed by the Receiving Party or its Affiliates or sublicensees without breach of any of the provisions of this License Agreement, or (v) is disclosed by the Receiving Party pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by law; provided that the Receiving Party notifies the Disclosing Party immediately upon receipt thereof. The burden of proof under this Section 8.4 rests with the party claiming the existence of one of the exceptions.

8.5  Terms of this License Agreement.  Except as required by law, and, in the
     ---------------------------------
case of the Licensor, except as may be required in order to maintain its status as an exempt organization under 501(c)(3) of the U.S. Internal Revenue Code and regulations thereunder, neither the Licensor nor the Company shall originate any publicity, news release, or other public announcement, written or oral, whether to the public press, to stockholders, or otherwise, relating to this Agreement to any amendment thereto or to performance hereunder without the prior written approval of the other party. The Company shall not use the name of the University of Kansas, University of Kansas Medical Center or the University of Kansas Medical Center Research Institute, Inc. (or any variant thereof) or any related organization in any advertising, packaging (except for customary technical references) or other promotional material in connection with the sale of Licensed Product referred to in this License Agreement. If the Company determines that it is required to file with the Securities and Exchange Commission or other governmental agency this License Agreement for any reason, such party shall request confidential treatment of such portions of this License Agreement as it and the other party shall together determine. Notwithstanding the foregoing, prior to execution of this License Agreement, the parties may agree upon the substance of information that can be used as a routine reference in the usual course of business to describe the terms of this transaction, and the parties may disclose such information, as modified by mutual agreement from time to time, without the other party's consent.
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                          Exclusive License Agreement
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8.6. Return of Confidential Information.  Upon termination of this License
     -----------------------------------
Agreement, the Receiving Party shall, upon written request of the Disclosing Party, return to the Disclosing Party all copies of the Confidential Information then subject to the provisions of this Article 8, except that the Receiving Party may retain one copy of such Confidential Information in the possession of its legal counsel for the purpose of monitoring its obligations under this License Agreement.

                   Article 9. Representations and Warranties

9.1.  Licensor's Authorization.   The Licensor represents and warrants that: (i)
      -------------------------
it has the legal right, title, and power to enter into this License Agreement and to extend the rights and/or licenses granted to the Company in this License Agreement, (ii) the performance of such obligations will not conflict with any agreements, contracts or other arrangements to which it is a party, (iii) it has not previously granted and will not grant any rights in the Patent Rights and the Related Materials that are inconsistent with the rights and licenses granted to the Company herein; and (iv) Exhibit A lists, as of the Effective Date, all Basic Patent Rights throughout the world. To the best of the Licensor's knowledge, (i) there is no pending or threatened claim or litigation to which the Licensor is a party contesting the ownership, derivation, inventorship, validity or right to use any of the Patent Rights or Related Materials, and (ii) the Licensor has received any notice of infringement with respect to exercise of the Patent Rights.

9.2. Company's Authorization. The Company represents and warrants that: (i) it
     -------------------------
is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware; and (ii) the execution, delivery and performance of this License Agreement have been duly authorized by all necessary corporate action on the part of the Company.

                       Article 10. Term and Termination

10.1.    Term.  Unless terminated earlier pursuant to this Article 10, the term
         ----
of this License Agreement shall commence on the Effective Date and continue in full force and effect until expiration, revocation or invalidation of the last patent or the abandonment of the last application within the Patent Rights.

10.2.  Termination by the Licensor.  The Licensor may terminate this Agreement
       ---------------------------
and the license herein granted upon the breach of any of the terms herein contained upon sixty (60) days written notice to the Company; provided that, if
                                                              -------------
during said sixty (60) days, the Company cures the breach complained of, then this Agreement shall continue in full force and effect. In the event this Agreement shall be terminated according to this Section 10.2, the Company shall promptly make an accounting to the
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                          Exclusive License Agreement
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Licensor of the inventory of Licensed Products which it and its Affiliates and sublicensees have on hand as of the date of such termination. The Company, its Affiliates and sublicensees shall then have the right, for a period of six (6) months after said termination, to sell such inventory, provided that the Net
                                                       -------------
Sales thereof shall be subject to the payment to the Licensor of the royalties set forth in Article 4 above.

10.2.  Termination by the Company.  Any provision herein notwithstanding, the
       --------------------------
Company may terminate this License Agreement, in its entirety or as to any particular patent or patent application within the Patent Rights, at any time by giving the Licensors at least ninety (90) days prior written notice. From and after the effective date of a termination under this Section 10.2 with respect to a particular patent or application, such patent(s) and patent application(s) in the particular country shall cease to be within the Patent Rights for all purposes of this License Agreement, and the Company shall no longer be liable for the expenses relating to that patent or patent application under Section 6.1.

                  Article 11. Indemnification and Insurance

11.1.  Licensee Indemnification Agreement.  The Company hereby indemnifies the
       ----------------------------------
KUMC and the Licensor and its agents and agrees to be solely responsible and hold KUMC and the Licensor and their employees and agents harmless from any claims, demands, suits or causes of action, including all judgments, damages, and costs (including reasonable attorneys' fees) resulting therefrom, arising out of the use, manufacture, sale, storage or advertising of any Licensed Product.

11.2.  Export Administration Regulations Duties of the Company.  The Company
       -------------------------------------------------------
acknowledges that it has certain duties and obligations under Part 379 of the Export Administration Regulations of the U.S. Department of Commerce (as presently promulgated or hereafter modified or amended) concerning the export and re-export of technical data. The Company will be solely responsible for any breach of such Regulations by the Company, its Affiliates or sublicensees and will defend and hold the Licensor and KUMC harmless in the event of a suit or action involving the Licensor, KUMC occasioned by any such breach.

11.3.  General and Product Liability Insurance. The Company shall be responsible
       ---------------------------------------
for maintaining reasonable product liability insurance coverage applicable to the Licensed Product in accordance with the standard business practices of the Company.
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                           Article 12. Miscellaneous

12.1.   Assignment. This License Agreement may not be assigned or otherwise
        ------------
transferred by any party without the consent of the other parties; provided, however, that, without such consent, (i) the Company may assign its rights and obligations under this License Agreement in connection with a merger, consolidation or sale of substantially all of such party's assets to which this License Agreement relates, and (ii) the Licensor may assign its rights and obligations under this License Agreement to an Affiliate of the Licensor.

12.2 Force Majeure. In the event that further lawful performance of this
     -------------
Agreement or any part hereof by either party shall be rendered impossible by or as a consequence of any law, regulation, order, rule, direction, priority, seizure, allocation, requisition, or any other official action by any department, bureau, board, administration or other instrumentality or agency or any government or political subdivision thereof having jurisdiction over such party, such party shall not be considered in default hereunder by reason of any failure to perform occasioned thereby.

12.2.  Consent   Neither party shall unreasonably withhold its consent or
       -------
agreement when such consent or agreement is required hereunder or is requested in good faith by the other party hereunder.

12.3   Notices.   All notices to be given by each party to the other shall be
       ---------
made in writing by Registered or Certified Mail, return receipt requested, and addressed, respectively, to the parties at the following:

               The University of Kansas Medical Center Research Institute, Inc.
                           Attn.: K. M. A. Welch, M.D., President
                                  3901 Rainbow Boulevard
                                  Kansas City, KS 66160-7702
               and
               ---
                           Attn.: Ann Victoria Thomas, Esq.
                                  Office of General Counsel
                                  University of Kansas
                                  Lawrence, KS 66045
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               Conway Stuart Medical, Inc.
                        735 Palomar Avenue
                         Sunnyvale, CA 94086
                         Attn.: John W. Morgan
                         President and CEO
               and
               ---
                    Attn: Daniel D. Ryan, Ryan Kromholz & Manion, S.C.
                          P.O. Box 26618
                          Milwaukee, WI 53226-0618

Any notice shall be effective as of its date of receipt.

12.4.  Entire Agreement.  This Agreement constitutes the entire agreement
       ----------------
between the parties and supersedes all written or oral prior agreements or understandings. No variation or modification of the terms or provisions of this Agreement shall be valid unless in writing and signed by the parties hereto.

12.5.  Waiver.  Waiver by the Company or the Licensor of any single default or
       ------
breach or succession of defaults or breaches by the other shall not deprive the other party of any right to terminate this Agreement arising out of any subsequent default or breach.

12.6.  Choice of Law. All matters affecting the interpretation, validity, and
       -------------
performance of this Agreement shall be governed by the laws of Kansas applicable to agreements made and to be performed wholly within Kansas, but the scope and validity of Patent Rights shall be governed by the applicable laws of the country granting the patent in question.

12.7.  Captions. The captions herein are solely for convenience of reference and
       --------
shall not affect the construction or interpretation of this Agreement.

12.9   Independent Contractors. It is expressly agreed that the Licensor and the
       -----------------------
Company shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency. Neither the Licensors nor the Company shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other party to do so.

                          Exclusive License Agreement
                                    Page 14

12.10   Counterparts. This License Agreement may be executed in two or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this License Agreement as of the Effective Date set forth above.

 University of Kansas Medical Center Research     Conway Stuart Medical, Inc.
 Institute

 By:  /s/ K.M.A. Welch, M.D.                      By:  /s/ John W. Morgan
    ________________________                          _____________________
 Name: K.M.A. Welch, M.D.                         Name: John W. Morgan
 Title: President                                 Title: President and Chief
                                                         Executive Officer
 Date:  02/04/00                                  Date:  02/01/00

                          Exclusive License Agreement
                                    Page 15

                         EXHIBIT A TO LICENSE AGREEMENT

                         LISTING OF BASIC PATENT RIGHTS

United States Patent No. 5,057,105

United States Patent No. RE 35,330

Australian Patent No.  633358

Canadian Patent No. 2,065,261

European Regional Patent No. 489,814 (in effect in Germany, France, Great Britain, Italy)

                          Exclusive License Agreement
                                    Page 16

                         EXHIBIT B TO LICENSE AGREEMENT

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is made this 1st day of February, 2000, between Conway Stuart Medical, Inc., a Delaware corporation (the "Company") and University of Kansas Medical Center Research Institute, Inc., a non-profit 501(3) (c) corporation of Kansas, which is an agent for the University of Kansas Medical Center (the "Purchaser").

     WHEREAS the Company and the Purchaser have entered into a license agreement under which the Purchaser is licensing technology relating to United States Patent No. 5,057,105, which is controlled by the Purchaser (the "License Agreement"), into which License Agreement this Stock Purchase Agreement is incorporated as Exhibit B; and

     WHEREAS, as part of the consideration for the License Agreement, the Company is willing to issue to the Purchaser 100,000 shares of Common Stock of the Company according to the terms and conditions hereof.

     THEREFORE, the parties agree as follows:

1.   Sale of Stock.  The Company hereby agrees to issue to the Purchaser an
     -------------
aggregate of 100,000 shares of the Company's Common Stock (the "Shares"), at the price of $0.35 per share for an aggregate purchase price of $35,000.

2.   Payment of Purchase Price.  The purchase price for the Shares shall be paid
     -------------------------
by the license of technology to the Company pursuant to the License Agreement.

3.   Issuance of Shares.  The Company shall issue a duly executed certificate
     ------------------
evidencing the Shares in the name of the Purchaser.

4.   Legends.  The share certificate evidencing the Shares issued hereunder
     -------
shall be endorsed with the following legends:

(a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF

                          Exclusive License Agreement
                                    Page 17

COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(b) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(c) Any legend required to be placed thereon by the California Commissioner of Corporations or any other applicable state securities laws.

5.   Investment Representations; Restriction on Transfer.
     ---------------------------------------------------

(a) In connection with the purchase of the Shares, the Purchaser represents to the Company the following:

     (i) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Purchaser is purchasing these securities for investment for his own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (the "Securities Act").

     (ii) Purchaser understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of his investment intent as expressed herein. In this connection, Purchaser understands that, in view of the Securities and Exchange Commission ("Commission"), the statutory basis for such exemption may not be present if his representations meant that his present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

     (iii) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate evidencing the securities will be imprinted with a legend that prohibits the transfer

                          Exclusive License Agreement
                                    Page 18

     of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

     (iv) Purchaser is aware of the adoption of Rule 144 by the Commission, promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions.

     (v) Purchaser further acknowledges that in the event all of the requirements of Rule 144 are not met, compliance with Regulation A or some other registration exemption will be required; and that although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(b) The Purchaser agrees, in connection with the Company's initial public offering of the Company's securities, (i) not to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by the Purchaser (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration and (ii) further agrees to execute any agreement reflecting
(i) above as may be reasonably requested by the underwriters at the time of the public offering.

6.   Adjustment for Stock Split.  All references to the number of Shares and the
     --------------------------
purchase price of the Shares in this Stock Purchase Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares that may be made by the Company after the date of this Stock Purchase Agreement.

7.   General Provisions.
     ------------------
(a) This Stock Purchase Agreement shall be governed by the internal laws of the State of Kansas. This Stock Purchase Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser, may only be modified or amended in writing signed by both parties and satisfies all of the Company's obligations to the Purchaser with regard to the issuance or sale of securities.

                          Exclusive License Agreement
                                    Page 19

(b) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Stock Purchase Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Stock Purchase Agreement or such other address as a party may request by notifying the other in writing.

(c) The rights and benefits of the Company under this Stock Purchase Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchaser under this Stock Purchase Agreement may only be assigned with the prior written consent of the Company, which consent may not be unreasonably withheld.

(d) Either party's failure to enforce any provision or provisions of this Stock Purchase Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Stock Purchase Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

(e) The Purchaser agrees upon request to execute any further documents or instruments reasonably necessary or desirable to carry out the purposes or intent of this Stock Purchase Agreement.

(f) The Purchaser understands that Purchaser (and not the Company) shall be responsible for his own federal, state, local or foreign tax liability and any of Purchaser's other tax consequences that may arise as a result of the transactions contemplated by this Stock Purchase Agreement. The Purchaser shall rely solely on the determinations of Purchaser's tax advisors or Purchaser's own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.

(g) Sale of the securities which are the subject of this Stock Purchase Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of securities is exempt from the qualification by Section 25100, 25102, or 25105 of the California Corporations Code. The rights of all parties to this Stock Purchase Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

                          Exclusive License Agreement
                                    Page 20

     IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the day and year first set forth above.


 University of Kansas Medical Center Research        Conway Stuart Medical, Inc.
 Institute

 By:  /s/ K.M.A. Welch, M.D.                       By:   /s/ John W. Morgan
    ________________________                          ______________________
 Name: K.M.A. Welch, M.D.                          Name: John W. Morgan
 Title: President                                  Title: President and Chief
                                                          Executive Officer
 Date:  [undated]                                  Date:  02/01/00